Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134730, 333-76817, and 333-41863) and Form S-3 (Nos. 333-134002, 333-121868 and 333-112464) of Mechanical Technology, Incorporated of our report dated February 28, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Buffalo, New York

February 28, 2008